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                                                                    EXHIBIT 10.8

SMART Technologies Bandwidth Agreement

This Bandwidth Agreement (the "Agreement") is effective as of September 15, 1997, by and between Deja News, Inc., a Texas corporation, having its principal place of business at 9430 Research Blvd., Echelon II, Suite 350, Austin, Texas 78759 ("Customer"), and SMART Technologies, Inc., a Texas corporation, having its principal place of business at 11701 Stonehollow Drive, Austin, Texas 78758 ("SMART").

1. Bandwidth Rights.

A. Subject to the terms of this Agreement, SMART hereby agrees to provide Customer, for a period of 24 months (the "Term"), unless earlier terminated pursuant to Section 7 below, commencing on the date to be mutually agreed upon by SMART and Customer (the "Commencement Date"), the amount of SMART's bandwidth (the "Bandwidth"), up to a maximum of a 100 megabits per second ("Mbps"), used by Customer measured in accordance with the provisions of Section 1(B) below.

B. In consideration of the Bandwidth being provided to Customer each month pursuant to Section 1(A) above, Customer shall pay to SMART an amount equal to $1,100.00 (the "Base Rate") multiplied by the number of "Utilization Units" used by Customer during that month. Each Utilization Unit is equal to a "Sustained Utilization" of one (1) Mbps over the course of a particular month. Sustained Utilization, which is determined by sampling the actual line utilization statistics every five minutes, 24 hours per day, seven days per week, is the usage level (measured in Mbps) under which 95% of the samples fall. The amount of Sustained Utilization is rounded to the next highest integer to determine the number of Utilization Units for the month. Notwithstanding the foregoing, Customer shall pay SMART a minimum of $2,200.00 each month during the term of this Agreement. In making its payments to SMART, Customer shall comply with the provisions of paragraph A of Section 5 of the Agreement.

C. At any time prior to the expiration of the Term, Customer may elect to renew this Agreement for an additional 12 month term with such changes as SMART and Customer may mutually agree upon, except that Customer shall not be obligated to pay more than fifty percent (50%) above the Base Rate per Utilization Unit or more than $750.00 per Rack (as defined in Section 2 below). In the event that Customer does not elect to renew the Agreement pursuant to this Section 1(C) prior to the expiration of the Term, this Agreement shall continue on a month-to-month basis following the expiration of the Term until terminated by either party upon thirty (30) days prior written notice to the other party.

2. Additional Customer Rights. Customer shall also have the right to enter the premises located at 11800 Stonehollow Drive, Austin, Texas 78758 (the "Premises"), and to use up to 40 racks not smaller than 49 inches in width each (individually, a "Rack") provided by SMART for Customer's equipment at the location within the Premises designated by SMART (the "Customer Area"), subject to any reasonable restrictions on such entry and use as may be imposed by SMART. Customer shall designate qualified persons who will be the only persons given access to the Customer Area. All such rights of Customer are subject to Customer's compliance with the access and security procedures referred to in
Section 5 below and, if applicable, the signing of the confidentiality agreement(s) referred to in Section 8(D) below by Customer's designated persons. In consideration of such right to enter the Premises and to use the Customer Area, Customer shall pay to SMART each month (a) $500.00 for each Rack used by Customer, (b) an additional $100.00 for each Rack requested by Customer in excess of 60 inches in width, (c) $50.00 per month for a work surface of 48 inches in width that contains a lockable cabinet which is designed to allow Customer to repair the equipment located at the Premises on site, and (d) such additional amounts as may be mutually agreed upon. SMART will arrange for the installation of two electrical circuits for each Rack used by Customer. The payments pursuant to clauses (a) and (b) of the immediately preceding sentence are referred to herein as the "Rack Payments." If so requested by Customer, SMART will arrange for the installation of a third electrical circuit for the Rack or Racks specified by Customer and Customer shall reimburse SMART for its actual costs for obtaining and installing each such additional electrical circuit(s).


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3. Ownership of the Premises and the Bandwidth Equipment. As between the parties, SMART retains all right, title and interest in the Premises and the equipment of SMART being utilized to provide the Bandwidth to Customer (the "Bandwidth Equipment"). The provision of the Bandwidth pursuant to Section 1 above does not constitute a sale of the Bandwidth Equipment or any computer, equipment or other piece of hardware or software relating thereto.

4. Limited Warranty; Disclaimer. SMART warrants that it use commercially reasonable efforts to provide the amount of Bandwidth requested by Customer pursuant to Section 1 above and that, in the event that any or all of such Bandwidth is not available at any time during the term of this Agreement, Customer shall receive a pro-rata credit for the period of time in which such Bandwidth is not available. Except as provided in the foregoing sentence, SMART does not warrant, guarantee or make any representations regarding the use, or the results of the use, of the Bandwidth or user documentation in terms of correctness, accuracy, reliability or otherwise. Moreover, SMART is not responsible for and will have no liability for hardware, software, or other items or services provided by any person(s) other than SMART.

5. Payment; Customer Responsibilities.

A. Customer shall pay to SMART the amounts determined pursuant to Sections 1, 2 and 6 of this Agreement in U.S. dollars, without set-off or deduction, from the United States and such payments shall be made no later than thirty (30) days after the date of the monthly invoice sent to Customer by SMART. Customer shall also pay SMART a one-time non-refundable installation fee of $1,500.00 due upon the execution of this Agreement. Customer shall be responsible for all taxes and withholdings relating to the Bandwidth (excluding taxes on SMART's net income). Any payment not made when due will be subject to a late charge of 1.5% per month or the highest rate allowed by law on the unpaid invoice, whichever is lower. In the event that SMART and Customer recognize that the amount of Bandwidth used by Customer for any particular month has been inflated due to improper "pinging" by a third party, SMART and Customer will discuss in good faith an appropriate adjustment to the amount owed by Customer to SMART for such month to reflect such "pinging"; and SMART will act in a commercially reasonable manner in connection with such adjustment.

B. Customer shall ensure that all equipment on its premises or that it brings to the Premises that uses, interacts with or connects to the Bandwidth Equipment will perform according to published technical specifications for all such equipment and complies with the specifications provided by SMART.

C. Customer acknowledges that SMART is not responsible for the manner in which the Bandwidth is used by Customer or any other person or entity Customer permits to access the Bandwidth or the Bandwidth Equipment (a "User"). Customer agrees that it will not, and will use all commercially reasonable efforts to ensure that any User will not, use or assist others in using the Bandwidth for illegal or improper purposes, or to interfere with or disrupt other users of the Bandwidth Equipment.

D. Customer shall comply with all access and security procedures provided to it by SMART and shall use commercially reasonable efforts to ensure that all Users comply with such procedures. Customer shall use its commercially reasonable efforts to monitor Users in order to ensure that all Users comply with such procedures. Customer shall maintain a procedure external to the Bandwidth Equipment for reconstruction of lost or altered files, data or programs. To the extent deemed necessary by Customer, Customer may implement additional access and security procedures. To the extent deemed necessary and reasonable by both Customer and SMART and subject to such additional terms and consideration as is mutually agreed upon, SMART shall implement the aforementioned additional access and security procedures of Customer. Customer shall repair at its own cost any damage to the Premises caused by its employees, agents or any other person who enters the Premises pursuant to Customer's request.

E. Customer agrees that SMART may include Customer's name; IP and electronic mail information in directories.


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6. Maintenance and Support. During the term of this Agreement, SMART shall provide the following maintenance and support: (a) SMART shall use commercially reasonable efforts to maintain the Bandwidth Equipment in working condition; (b) SMART shall provide uninterrupted power supply "UPS" and generator back-up service; (c) SMART shall provide 24-hour, 7-day per week internal engineering support and ICMP monitoring to assist in maintaining the connection between Customer's equipment, the SMART NAP and the Internet (with such monitoring to be the only form of "pinging" deemed proper hereunder); (d) SMART use commercially reasonable efforts to handle any service, equipment, software or other problems relating solely to SMART's services, equipment, software, personnel or property 24 hours per day, 7 days per week, at no additional charge and SMART shall make available personnel of SMART to Customer to handle any other service, equipment, software or other problems at a rate of $125.00 per hour; and (e) SMART shall make commercially reasonable efforts to protect Customer from improper "pinging" by a third party provided that such efforts do not adversely affect the services provided by SMART to other customers of SMART. Any and all amounts payable to SMART under this Section 6 shall be paid by Customer in compliance with the provisions of paragraph A of Section 5 above.

7. Termination.

A. This Agreement shall remain in effect until terminated in accordance with this Section 7 or in accordance with the applicable provisions of Section 1 of this Agreement. Sections 3 and 8 through 15 of this Agreement, as well as any accrued rights to payment and any remedies for breach of this Agreement, shall survive termination.

B. SMART may terminate this Agreement if (i) Customer fails to pay any amount which is due to SMART under this Agreement within thirty (30) days after receipt of written notice from SMART of such delinquency or (ii) Customer fails to perform or observe any other material term or condition of this Agreement within fifteen (15) days after receipt of written notice from SMART of such failure. Upon such termination, Customer shall be liable for all amounts due to SMART as of the date of termination pursuant to Sections 1, 2 and 6 of this Agreement. In addition, in the event of termination pursuant to the provisions of this Section 7(B), Customer shall pay to SMART (a) termination charges equal to the amounts paid to SMART under Sections 1 and 2 hereof for the month preceding the month of termination and (b) in the event the Agreement is terminated within the first nine (9) months after the Commencement Date, the total cost to SMART for obtaining, installing and removing the Racks minus the total Rack Payments made by Customer prior to the date of termination, upon which customer will take ownership of Racks.

C. Customer may terminate this Agreement if SMART fails to perform or observe any material term or condition of this Agreement within fifteen (15) days after receipt of written notice from Customer of such failure. Subject to the provisions of paragraph A of this Section 7 and except for amounts due to SMART as of the date of termination, Customer shall have no further financial obligations to SMART.

8. Confidentiality.

A. "Confidential Information" means all information that is non-public, confidential or proprietary in nature, including, but not limited to: any hardware, software, information, media, materials or documents (whether located at the Premises or elsewhere) pertaining to the SMART or Customer (including, but not limited to, all firmware, languages, models, code, inventions, algorithms, processes, schematics, know-how and ideas); techniques for finding, analyzing and distributing data or information; and all other business, technical and financial information that either SMART or Customer obtains from the other which would reasonably be considered confidential in nature. The pricing, terms and conditions of this Agreement are proprietary information and shall be treated as Confidential Information. For purposes of this Section 8, the party who initially disclosed the Confidential Information to the other party shall be referred to as the "Disclosing Party" and the party receiving the Confidential Information from the Disclosing Party shall be referred to as the "Receiving Party". "Confidential Information" shall not include information that
(i)


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through no improper action or inaction of the Receiving Party (or any affiliate, associate, employee or consultant thereof) is or has become generally available and known to the public, (ii) was properly in the possession of or known by the Receiving Party prior to its receipt from the Disclosing Party, (iii) is or has become lawfully available to the Receiving Party from a source (other than the Disclosing Party) which the Receiving Party does not know or reasonably believe to be under an obligation of confidentiality or (iv) was independently developed by the Receiving Party.

B. Neither party to this Agreement shall, either during the term of this Agreement or thereafter, disclose to any other person or entity any Confidential Information of the other party or use any Confidential Information of the other party for any purpose other than the performance of such party's obligations under this Agreement (except as authorized by the Disclosing Party in accordance with the procedures set forth in paragraph C of this Section 8).

C. Any Receiving Party wishing to disclose any Confidential Information to any person(s) or entity(ies) other than the Disclosing Party or another party which is authorized to have access to such Confidential Information under this Agreement must obtain the prior consent of the Disclosing Party. Such consent shall be effective only if (i) it is in writing, (ii) it specifically describes the Confidential Information to be disclosed and the person(s) or entity(ies) to whom it is to be disclosed, (iii) such person(s) or entity(ies) agrees in writing to be bound by the provisions of this Section 8, and (iv) it is signed by a duly authorized officer of the Disclosing Party. The Receiving Party may make disclosures required by court order provided that the Receiving Party uses diligent efforts to limit disclosure and to obtain confidential treatment and/or a protective order and has allowed the Disclosing Party to participate in such efforts.

D. To the extent requested by SMART, Customer shall require any User to sign a confidentiality agreement comparable to this Section 8 as a precondition to being permitted physical access to the Premises.

9. Limited Liability.

A. NEITHER SMART NOR CUSTOMER SHALL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR (1) INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE OR SPECIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR HARM TO BUSINESS, LOST PROFITS, LOST SAVINGS OR LOST REVENUES, WHETHER OR NOT SMART OR CUSTOMER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, (2) ANY DAMAGE THAT CUSTOMER OR ANY USER MAY SUFFER ARISING OUT OF THE USE OF, OR THE INABILITY TO USE, THE BANDWIDTH UNLESS SUCH DAMAGE IS CAUSED BY AN INTENTIONAL OR GROSSLY NEGLIGENT ACT OF SMART, (3) ANY LOSS OR INACCURACY OF DATA OR FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY, OR (4) DAMAGES OR DELAYS DUE TO FIRE, WAR, EXPLOSION, LIGHTNING, POWER SURGES OR FAILURES, STRIKES OR LABOR DISPUTES, WATER, ACTS OF GOD, THE ELEMENTS, ACTS OR OMISSIONS OF COMMUNICATIONS CARRIERS OR SUPPLIERS, OR OTHER CAUSES BEYOND ITS REASONABLE CONTROL WHETHER OR NOT SIMILAR TO THE FOREGOING. THE FOREGOING LIMITATION SHALL NOT APPLY TO A BREACH BY EITHER PARTY OF SECTION 8 OF THIS AGREEMENT.

B. SMART SHALL NOT BE RESPONSIBLE FOR (1) SERVICE IMPAIRMENTS CAUSED BY ACTS WITHIN THE CONTROL OF CUSTOMER, ITS EMPLOYEES, AGENTS, SUBCONTRACTORS, SUPPLIERS OR USERS, (2) INTEROPERABILTY OF SPECIFIC CUSTOMER APPLICATIONS, (3) INABILITY OF CUSTOMER TO ACCESS OR INTERACT WITH ANY OTHER SERVICE PROVIDER THROUGH THE INTERNET, OTHER NETWORKS OR USERS THAT COMPRISE THE INTERNET OR THE INFORMATIONAL OR COMPUTING RESOURCES AVAILABLE THROUGH THE INTERNET, (4) INTERACTION WITH OTHER SERVICE


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PROVIDERS, NETWORKS, USERS OR INFORMATIONAL OR COMPUTING RESOURCES THROUGH THE
INTERNET, (5) SERVICES PROVIDED BY OTHER SERVICE PROVIDERS, OR (6) PERFORMANCE IMPAIRMENTS CAUSED ELSEWHERE ON THE INTERNET.

10. Indemnification. Customer shall indemnify, defend and hold harmless SMART and its directors, officers, employees and agents (individually, a "SMART Indemnitee") from any and all damages and costs finally awarded, amounts paid in settlement and expenses (including reasonable attorneys' fees) arising out of, and advance expenses to such persons in connection with, any claim, suit or proceeding brought by a third party against a SMART Indemnitee resulting from or in connection with any claim, suit or proceeding relating to (i) the use of or inability to use the Bandwidth by Customer or any User or (ii) the content of information or data provided by any User to Customer or by Customer to SMART in connection with the Bandwidth. Notwithstanding the foregoing sentence, the obligation of Customer to indemnify SMART does not apply with respect to any claim, suit or proceeding that is based, in whole or in part, on modifications to such information or data made by SMART. SMART shall promptly notify Customer of any and all threats, claims, suits and/or proceedings which may be subject to the provisions of this Section 10 and shall provide reasonable assistance and the opportunity to assume sole control over the defense and/or all negotiations for a settlement or compromise.

11. Relationship of the Parties. Notwithstanding any other provision of this Agreement, for all purposes of this Agreement, each party shall be and act as an independent contractor and not as a partner, joint venturer or agent of the other and shall not bind nor attempt to bind the other to any contact.

12. Assignment. Neither this Agreement nor any rights or obligations hereunder, may be assigned by either party without the prior written approval of the non-assigning party. Notwithstanding the foregoing, either party may assign this Agreement to a successor entity (including an acquiror of all or substantially all of the Bandwidth Equipment or all or substantially all of such party's assets, business or equity securities, whether by sale, merger or otherwise).

13. Notices. Notices under this Agreement shall be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service with tracking capabilities or mailed by certified or registered mail, return receipt requested, to a party at its address as set forth in the first paragraph of this Agreement or as subsequently amended. If not received sooner, notice by mail shall be deemed received five (5) days after deposit in the U.S. mails.

14. Government Matters. Customer shall comply with applicable federal and state law (and any regulations promulgated pursuant thereto) in connection with its use of the Bandwidth.

15. Miscellaneous.

A. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all proposals, oral or written, all negotiations, conversations, or discussions between the parties hereto relating to the subject matter hereof and all past dealings or industry custom. SMART's obligations under this Agreement shall be solely to Customer and not to any third party. This Agreement shall not be deemed to provide any third parties with any claim, right of action, remedy or other right.

B. No changes or modifications or waivers are to be made to this Agreement unless evidenced in writing and signed by both parties to this Agreement. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

C. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that the remaining provisions of this Agreement shall remain in full force.


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D. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to the conflicts of laws provisions of any state and without regard to the United Nations Convention on the International Sale of Goods. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement.

E. The parties acknowledge that any remedy at law for breach of Section 8 of this Agreement will be inadequate and, accordingly, in the event of such a breach or threatened breach, the non-breaching party shall be entitled, in addition to all other remedies, to seek injunctive relief restraining such breach or threatened breach, without any bond or security being required. Except as otherwise expressly stated in this Agreement, the rights and remedies of a party set forth herein with respect to any failure of the other party to comply with the terms or conditions of this Agreement (including, without limitation, rights of full termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity.

F. IF A DISPUTE ARISES WITH RESPECT TO THIS AGREEMENT, THE PARTIES SHALL ATTEMPT TO RESOLVE THE DISPUTE THROUGH GOOD FAITH NEGOTIATIONS. IN THE EVENT THAT SUCH NEGOTIATIONS FAIL TO RESOLVE THE DISPUTE, EITHER PARTY MAY SUBMIT THE DISPUTE TO A SOLE MEDIATOR SELECTED BY THE PARTIES OR, AT ANY TIME, TO MEDIATION BY THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). IF NOT THUS RESOLVED, IT MAY BE REFERRED BY EITHER PARTY TO A SOLE ARBITRATOR SELECTED BY THE PARTIES OR TO AAA ARBITRATION. THE ARBITRATION SHALL TAKE PLACE IN AUSTIN, TEXAS IN ACCORDANCE WITH THE AAA'S COMMERCIAL RULES OF ARBITRATION AND JUDGMENT ON THE AWARD MAY BE ENTERED BY ANY COURT HAVING JURISDICTION. THE PARTIES SHALL AGREE ON WHAT, IF ANY, DISCOVERY SHALL BE MADE AVAILABLE; IF THE PARTIES FAIL TO AGREE ON THE FORM OF DISCOVERY WITHIN 30 DAYS AFTER THE APPOINTMENT OF THE ARBITRATOR, THERE SHALL BE NO DISCOVERY OR ISSUANCE OF ANY SUBPOENAS. THE ARBITRATOR SHALL NOT LIMIT, EXPAND, OR MODIFY THE TERMS OF THIS AGREEMENT NOR AWARD DAMAGES IN EXCESS OF COMPENSATORY DAMAGES PERMITTED UNDER THIS AGREEMENT, AND EACH PARTY WAIVES ANY CLAIM TO SUCH EXCESS DAMAGES. THE ARBITRATOR SHALL NOT HAVE ANY ABILITY TO AWARD ANY EQUITABLE REMEDIES, AND SHALL BE LIMITED TO REMEDIES AVAILABLE AT LAW. THE ARBITRATOR SHALL NOT HAVE THE RIGHT TO AWARD ANY DAMAGES IN EXCESS OF DAMAGES THAT COULD LAWFULLY BE AWARDED BY A COURT OF COMPETENT JURISDICTION. THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION CONTAINING FINDINGS AND CONCLUSIONS ON ALL SIGNIFICANT ISSUES. NOTWITHSTANDING THE ABOVE, EITHER PARTY MAY SEEK EQUITABLE OR SIMILAR INTERIM RELIEF FROM A COURT. A REQUEST BY A PARTY TO A COURT FOR INTERIM RELIEF SHALL NOT AFFECT EITHER PARTY'S OBLIGATION HEREUNDER TO MEDIATE AND/OR ARBITRATE. EACH PARTY SHALL BEAR ITS OWN EXPENSES AND AN EQUAL SHARE OF ALL COSTS AND FEES OF THE MEDIATION AND/OR ARBITRATION. ANY MEDIATOR OR ARBITRATOR SELECTED SHALL BE COMPETENT IN THE LEGAL AND TECHNICAL ASPECTS OF THE SUBJECT MATTER OF THIS AGREEMENT. THE CONTENT AND RESULT OF THE MEDIATION AND/OR ARBITRATION SHALL BE HELD IN CONFIDENCE BY ALL PARTICIPANTS, EACH OF WHOM WILL BE BOUND BY AN APPROPRIATE CONFIDENTIALITY AGREEMENT.


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G. All references in this Agreement to "days" shall mean calendar days.

THE PARTIES' SIGNATURES BELOW ACKNOWLEDGE THAT EACH PARTY HAS READ AND UNDERSTANDS EACH OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND AGREES TO BE BOUND BY THEM.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth in the first paragraph of this Agreement.

COMPANY REPRESENTATIVE:                 COMPANY REPRESENTATIVE:

SMART Technologies, Inc.                Deja News, Inc.

SIGN: /s/ Jason Parrish                 SIGN:
      ----------------------------            ----------------------------------

BY: Jason Parrish                       BY:
    ------------------------------          ------------------------------------

TITLE: Senior Vice President            TITLE:
       ---------------------------             ---------------------------------

DATE: 9-26-97                           DATE:
      ----------------------------           -----------------------------------


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